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                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                                        Twelve            Twelve           Twelve
                                                                        Months            Months           Months
                                                                         Ended             Ended            Ended
                                                                        December          December        December
                                                                        31, 2002         31, 2001         31, 2000
                                                                       -----------      -----------      -----------
Basic:
      Average common shares outstanding                                 15,177,449       10,163,581        8,793,487
                                                                       -----------      -----------      -----------
            Total                                                       15,177,449       10,163,581        8,793,487
                                                                       ===========      ===========      ===========
      Net Income                                                       $53,893,217      $30,162,747      $16,210,272
                                                                       ===========      ===========      ===========
      Per Share Amount                                                 $      3.55      $      2.97      $      1.84
                                                                       ===========      ===========      ===========
Diluted:
      Average common shares outstanding                                 15,177,449       10,163,581        8,793,487
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method          481,174          311,183          108,582
                                                                       -----------      -----------      -----------
            Total                                                       15,658,623       10,474,764        8,902,069
                                                                       ===========      ===========      ===========
      Net Income                                                       $53,893,217      $30,162,747      $16,210,272
                                                                       ===========      ===========      ===========
      Per Share Amount                                                 $      3.44      $      2.88      $      1.82
                                                                       ===========      ===========      ===========
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